Exhibit 99.3

SPECIAL MEETING OF STOCKHOLDERS OF PACIFIC PREMIER BANCORP, INC. May 21, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2018: The proxy materials for this Special Meeting of Stockholders are available over the Internet at http://www.astproxyportal.com/ast/12415/. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030030000000000000 1 052118 changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. APPROVAL OF THE ISSUANCE OF SHARES OF PACIFIC PREMIER COMMON STOCK. To approve the issuance of shares of Pacific Premier common stock to the shareholders of Grandpoint Capital, Inc. pursuant to the Agreement and Plan of Reorganization, dated as of February 9, 2018, by and between Pacific Premier and Grandpoint Capital, Inc. pursuant to which Grandpoint Capital, Inc. will merge with and into Pacific Premier, with Pacific Premier as the surviving institution. 2. ADJOURNMENT. To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Pacific Premier common stock in connection with the merger. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

SPECIAL MEETING OF STOCKHOLDERS OF

PACIFIC PREMIER BANCORP, INC.

May 21, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2018:
The proxy materials for this Special Meeting of Stockholders are available over the Internet at http://www.astproxyportal.com/ast/12415/.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030030000000000000 1 052118

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. **APPROVAL OF THE ISSUANCE OF SHARES OF PACIFIC PREMIER COMMON STOCK.** To approve the issuance of shares of Pacific Premier common stock to the shareholders of Grandpoint Capital, Inc. pursuant to the Agreement and Plan of Reorganization, dated as of February 9, 2018, by and between Pacific Premier and Grandpoint Capital, Inc. pursuant to which Grandpoint Capital, Inc. will merge with and into Pacific Premier, with Pacific Premier as the surviving institution.	☐	☐	☐
2. **ADJOURNMENT.** To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Pacific Premier common stock in connection with the merger.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

- 0 REVOCABLE PROXY PACIFIC PREMIER BANCORP, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS May 21, 2018 9:00 a.m., Pacific Time The undersigned hereby appoints the official proxy committee of the Board of Directors of Pacific Premier Bancorp, Inc. (the “Company”), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on May 21, 2018 at 9:00 a.m., Pacific Time, at the Company’s corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, and at any and all adjournments thereof, as indicated on the back of this proxy. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” Items 1 and 2. No other business may be brought before the special meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and of a Prospectus/Proxy and Consent Solicitation Statement dated April 20, 2018. (Continued on the other side - important to mark, date and sign on the other side.) 14475 1.1